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                                                                   EXHIBIT 12.1

STATEMENT RE: COMPUTATION OF RATIOS

The computations of the Ratio of Earnings to Fixed Charges are included within the Form S-4 Registration Statement and are located on the following pages:
Pages 36, 45, 231 and 294.